UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 25, 2014

Date of Report (Date of earliest event reported)

Ciber, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 25, 2014, CIBER, Inc. (the “CIBER”) amended the terms of its original employment agreement dated July 1, 2010, with David Peterschmidt, CIBER’s President and Chief Executive Officer. The new employment agreement (the “Agreement”) provides for the following:

(i)                                     a term ending March 24, 2016;

(ii)                                  a starting base salary of $710,000 annually; and

(iii)                               a target bonus of 105% of base salary if the performance target for the respective fiscal year is achieved, which bonus may be greater or less than 105% of base salary based upon whether performance targets have been achieved or exceeded.

In addition, the remaining unvested twenty-five percent of Mr. Peterschmidt’s original inducement grant of 1,400,000 CIBER stock options (the “Initial Equity Grant”) will vest on July 1, 2014.

If, within 24 months after a change of control of CIBER (as defined in the Agreement), in the event of Mr. Peterschmidt’s termination by CIBER without cause, or by Mr. Peterschmidt for good reason (each term as defined in the Agreement) in addition to already earned salary and earned but unpaid bonus for the prior year and a pro-rated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, Mr. Peterschmidt is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a severance payment equal to two times Mr. Peterschmidt’s then current base salary and annual bonus at the target level in effect on the day of termination, (ii) full vesting of all unvested equity awards (including the Initial Equity Grant), and (iii) health and dental benefits for Mr. Peterschmidt and his spouse for a period of 18 months following termination.

Upon either Mr. Peterschmidt’s termination by CIBER without cause, or by Mr. Peterschmidt for good reason (each term as defined in the Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year and a pro-rated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, Mr. Peterschmidt is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) vesting of all unvested equity awards as of the date of termination (subject to achievement of performance criteria, if any), (ii) vesting of the remaining unvested portion of the Initial Equity Grant, (iii) health and dental benefits for Mr. Peterschmidt and his spouse for a period of 24 months following termination, (iv) reimbursement for expenses for the cost of selling Mr. Peterschmidt’s Colorado home and moving expenses, and (v) a two year United Airlines Global Services membership. Mr. Peterschmidt is also entitled to certain benefits upon termination of his employment as a result of death or disability.

Mr. Peterschmidt is subject to non-compete, non-solicitation of clients, and no-hire obligations during his employment and for 18 months after termination. In addition, Mr. Peterschmidt may not take any action in furtherance of a third party acquiring control of CIBER for the same period.

The foregoing description of the Agreement is qualified in its entirety by reference to the agreement to be filed as an exhibit to the Company’s next periodic filing on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ciber, Inc.

Date: March 31, 2014	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
SVP and General Counsel